Exhibit 1.01
Conflict Minerals Report
For the Year Ended December 31, 2021

We have made statements in this conflict minerals report that may constitute forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of conflict minerals contained in our products. We undertake no obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report. References to our website in this document are intended to provide inactive, textual references only; and the information contained on our website is not incorporated by reference into this Conflict Minerals report or our Form SD filed with the U.S. Securities and Exchange Commission and should not be considered part of our Conflict Minerals Report or Form SD.
Introduction

Pursuant to Rule 13p-1 of the Securities Exchange Act of 1934, as amended (the “Rule”), Sierra Wireless, Inc. (“Sierra Wireless,” the “Company,” “we,” “us” and “our”) conducted a reasonable country of origin inquiry (“RCOI”) on its supply chain and undertook due diligence measures to determine whether the “conflict minerals” contained in and necessary to the functionality or production of its products originated from the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”). As used in this report, the term “conflict minerals” includes gold, cassiterite, columbite-tantalite, wolframite and their derivatives tin, tantalum, and tungsten (along with gold, “3TG”).
A copy of this Conflict Minerals Report is publicly available on our website at
www.sierrawireless.com/company/corporate-sustainability.
Business Overview

Sierra Wireless (NASDAQ: Sierra Wireless) (TSX: SW) is a world leading Internet of Things (“IoT”) solutions provider. Founded in 1993, the company is headquartered in Richmond, British Columbia, Canada, and services a global market for its products. By combining edge devices, connectivity services and our cloud software platform into simple, integrated IoT solutions, we enable organizations to unlock value in the connected economy.
Connectivity
Smart Connectivity
We offer Smart Connectivity and Enhanced Carrier Connectivity options to provide one point of accountability to our customers, ensuring their critical business assets are always connected. Both services leverage Sierra Wireless’ 24/7/365 Global Network Operation Center (GNOC) and our partnerships with over 600 networks in more than 190 countries
Managed Connectivity

Our Managed Network Services provide customers with reliable and secure wireless broadband connectivity when and where they need it, by combining our industry-leading hardware portfolio with multi-network connectivity access.
Modules
Cellular Wireless IoT Modules
Sierra Wireless’ world-class and market-leading portfolio of cellular wireless IoT modules provides original equipment manufacturers (OEMs) with 5G, 4G LTE, 3G/2G, LPWA, Wi-Fi, Bluetooth and GNSS connectivity with simple, scalable and secure solutions that accelerate product development and deployment. This portfolio of secure IoT modules features built-in edge-to-cloud connectivity and both cloud and industrial application programming interface (APIs).
Embedded Broadband
Our Embedded Broadband segment is comprised of industrial-grade modules that provide unprecedented speed, bandwidth and network performance for connecting to the world’s 5G and 4G networks. These high-speed modules are typically used in mobile computing and enterprise networking markets.
Router Solutions

Gateway Solutions
Our Gateway Solutions address a broad range of market applications within the mobility, industrial, and enterprise market segments. Our products are known for their technical capability and high reliability in mission-critical applications. These gateways leverage our expertise in wireless technologies and offer the latest capabilities in 5G, 4G LTE, LPWA, Wi-Fi, Bluetooth, GNSS and FirstNet.
IoT Applications
Within our IoT Applications division, we offer market ready IoT solutions including asset, satellite and fleet tracking and alarm communications. These solutions and services also benefit from our IoT cloud platform services, which customers can use to help connect devices to mobile networks, manage their devices and build new IoT applications.
Octave
Octave is our all-in-one edge-to-cloud solution that enables customers to securely extract, orchestrate and act on data from their industrial assets to the cloud. With Octave, customers can focus on data, eliminating the need to build IoT infrastructure from scratch, putting the focus solely on innovative IoT applications.

Supply Chain Overview and Reasonable Country of Origin Inquiry (RCOI)
While we perform certain supply chain related functions in-house, we outsource our manufacturing, including procurement of certain parts, kitting, logistics, assembly, testing and repair. We use several contract manufacturers and logistics partners to provide an end-to-end supply chain solution that covers procurement, manufacturing, repair and logistics services. We also use manufacturing partners to support regional manufacturing requirements and certain select products including more complex, lower volume devices. By using the fully integrated supply chain services provided by these manufacturing partners, we optimize product costs, improve alignment with our international customer base and achieve increased operating efficiencies and scalability.
After conducting an internal assessment of our hardware products and the components within our products, we determined that most of our embedded wireless modules, intelligent routers and modems contain 3TG. We therefore considered those products as part of our conflict minerals assessment. Although many of our hardware products contain 3TG, as a "downstream" company, we are many steps removed from the mining and processing of the 3TG in the supply chain. The materials used in our products come from a large network of suppliers and thus we rely on our suppliers to assist us with our RCOI and due diligence efforts. Our suppliers are also downstream in the supply chain and may have challenges like those that we face in undertaking supply chain due diligence.
In 2021, we engaged Assent Compliance ("Assent") to assist us with data collection and aggregation. Together we worked with our suppliers and other manufacturing partners to collect information about 3TG in our supply chain. Using the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (CMRT), a globally recognized, industry-wide 3TG reporting standard for purposes of complying with Rule 13p-1 of the Exchange Act (the Rule), we received responses from approximately 90% of our suppliers who were identified as being "in scope" for the purposes of our RCOI. Based on the results of our RCOI, we had reason to believe that certain of the 3TG contained in our products may have originated in the Covered Countries and may not have come from recycled or scrap sources. We therefore exercised due diligence to determine the source and chain of custody of those conflict minerals.
Statement of Purpose

Sierra Wireless has determined that we are subject to the Rule because certain products that we contract to manufacture contain 3TG. As a result, we have adopted a Conflict Minerals Policy (available on our website at www.sierrawireless.com/company/corporate-social-responsibility/) and implemented a due diligence program to conform, in all material respects, with the internationally recognized Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”).
OECD Guidance Five-Step Due Diligence Framework

Step 1:    Establish strong company management systems
Step 2:    Identify and assess risk in the supply chain
Step 3:    Design and implement a strategy to respond to identified risks
Step 4:    Carry out independent third-party audit due diligence practices in the supply chain
Step 5:    Report on supply chain due diligence

This report provides information on the due diligence measures undertaken for 2021 and has not been subject to an independent private sector audit.
Determination of Scope

Sierra Wireless does not own manufacturing facilities and, as a result, contracts external manufacturers to produce its products. To determine which products are in scope for our RCOI and due diligence, the Company conducted a review of its products manufactured during 2021.
Our contract manufacturers were asked to provide an updated list of the suppliers of components used in our products which contain 3TG. Upon receipt of this list, our Conflict Minerals Working Group (the "Working Group") engaged in the following activities to determine the appropriate scope of suppliers that are subject to our due diligence efforts:
1.We analyzed our Bill of Materials (“BOM”) data to extract the list of known suppliers that are engaged in the manufacturing of products containing 3TG.
2.We compared the list of suppliers submitted by our contract manufacturers against our BOM data to ensure consistent and comprehensive information.
3.We reviewed the remaining list of suppliers to eliminate products not covered by the Rule (e.g., no 3TG contained in product) and provided the resulting list of suppliers to Assent for data collection purposes.
OECD Step 1: Establish Strong Company Management Systems

Sierra Wireless has adopted and clearly communicated a company policy for the conflict minerals compliance program, which notes that it uses the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas as its foundation. A public copy is available on our website at the following link: https://www.sierrawireless.com/company/corporate-sustainability. This policy is communicated to suppliers when annual conflict minerals data is requested from them. It is also provided to customers whenever Sierra Wireless smelter data is communicated to customers.
Sierra Wireless has structured internal management systems to support supply chain due diligence. The Sierra Wireless conflict minerals compliance program is managed by the Working Group, a cross-functional team whose members represent the Company's Purchasing, Customer Experience and Corporate Quality, and Finance functions. The Working Group is assisted in its efforts by third-party consultants. The Working Group is led by a Project Manager, a member of senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence, who coordinates conflict minerals program activities and reports to senior management and the program’s Steering Committee. All of these resources ensure the successful operation and monitoring of the processes that comprise the Sierra Wireless conflict minerals compliance program.
Our conflict minerals compliance program is integrated into the Company’s existing policy framework and operational processes and procedures to ensure effective management, oversight and implementation. Relevant aspects of conflict minerals compliance are documented in the following:
•Sierra Wireless Conflict Minerals Policy
•Quality Agreement: The Quality Agreement stipulates the quality and corporate sustainability standards we expect of our suppliers in the provision of goods to be incorporated into Company products.
•Global Supply Agreement: The Global Supply Agreement is a standard form contract that governs the relationship between the Company and its suppliers that, among other things, stipulates our corporate social responsibility standards.
•Sierra Wireless Conflict Minerals Due Diligence Implementation resources.

•Sierra Wireless Corporate Website: www.sierrawireless.com.
•Grievance Mechanism: We have a dedicated electronic mailbox used for communications regarding our Conflict Minerals program and a business conduct hotline that provides a mechanism for anyone who has concerns related to business conduct, including concerns related to conflict minerals, to report those concerns in a confidential and, if desired, anonymous manner.
Sierra Wireless has established a system of control and transparency over the mineral supply chain. This system was designed to identify the smelters and refiners in our minerals supply chain. The specific details are discussed in OECD Step 2. All records are maintained for a minimum of five years. The system was also designed to strengthen company engagement with suppliers. Sierra Wireless has implemented a reasonable country of origin (“RCOI”) process to collect conflict minerals data on an annual basis. Additionally, conflict minerals compliance is included in all supplier agreements as well as our quality and corporate sustainability management frameworks. There is also a program in place to improve the number and quality of supplier responses year over year.
As recommended in the OECD Guidance, Sierra Wireless supports RMI, an industry initiative that audits due diligence activities of smelters and refiners. The RMI is a joint initiative of the Responsible Business Alliance ("RBA") and the Global Enabling Sustainability Initiative ("GeSI") and has become one of the most utilized and respected resources for companies from a range of industries addressing conflict minerals issues in their supply chains and therefore, as part of our due diligence, we rely on data obtained through our membership in the RMI.
OECD Step 2: Identify and Assess Risk in the Supply Chain
We designed our RCOI process in accordance with the OECD Guidance. Our RCOI process involves two stages:
•Stage 1 - Supplier RCOI (corresponds to Step 2A of the OECD Guidance)
•Stage 2 - Smelter RCOI (corresponds to Steps 2B, C, and D of the OECD Guidance)
For the 2021 reporting period, our RCOI process was executed by Assent Compliance with assistance from the Company’s Working Group.
We have designed our Supplier RCOI around collecting the data provided in the CMRT to reasonably identify all of the smelters and refiners in the supply chain. All suppliers subject to our due diligence efforts are requested to submit the most recently available version of the CMRT. Given our downstream position in the 3TG supply chain, we rely on our suppliers to identify smelters and refineries through the CMRT. To gather the smelter and refiner information, we engage suppliers either directly or indirectly through our contract manufacturers. For 2021, we surveyed 194 of our suppliers and received 175 responses.
We review supplier responses for accuracy and completeness. The supplier-provided smelter data is aggregated into a single list of smelters. We subsequently reviewed the final smelter list and compared it against industry peers to determine if we have reasonably identified all the smelters and refiners in our supply chain. Through this process, we determined that our suppliers identified 335 3TG smelters and refiners in their supply chains.
The Smelter RCOI was designed to identify the scope of the risk assessment of the 3TG supply chain. We engaged by attempting to contact each smelter that our suppliers identified in our supply chain to determine whether they sourced from the Covered Countries. For smelters that confirmed or responded, either directly or through industry associations, that they did not source from the Covered Countries but who were not recognized as conformant to the Responsible Minerals Assurance Process (“RMAP”), we reviewed publicly available information to determine whether there was any evidence that contradicted the smelter’s declaration. In doing so we reviewed sources such as NGO publications, including the Enough Project, Global Witness, Southern Africa Resource Watch and Radio Okapi. We also consulted the most recent United Nations Group of Experts’ reports on the DRC and performed public internet searches. If smelters did not respond to our inquiry, we reviewed the same publicly available sources to determine whether there was reason to believe the smelter may have sourced from the Covered Countries during the reporting period.
As a result, the smelter RCOI process determined that of the 335 smelters and refiners, 249 are RMAP conformant or RMAP active, 69 are not enrolled and 17 are non-conformant smelters and refiners indicating that they have not passed an audit for this reporting period. In 2021, we conducted risk mitigation on the non-conformant smelters (see OECD Step 3 below) as part of our ongoing due diligence.

OECD Step 3: Design and Implement a Strategy to Respond to Identified Risks

The findings of our RCOI process were reported to our Chief Financial Officer, the designated member of senior management, to outline the potential risks identified in the supply chain.
We then devised and adopted a risk management plan. Since most of our suppliers reported their smelter data at the company level, we first determined if 3TG was in the products we bought from the 17 suppliers that listed non-conformant smelters. If it was contained in the products we bought from those suppliers, we then leveraged our position in the supply chain to encourage these suppliers to provide smelter data more specific to the products we bought from them.
Additionally, there were 11 suppliers that listed high-risk smelters in their supply chain. We are proactively working with them to confirm that the 3TG they process comes from responsible sources and to find alternative solutions to remove high-risk smelters from their supply chain. If we are unsuccessful in these efforts, we plan to take other appropriate steps, as necessary, including sourcing from alternate suppliers if possible.
OECD Step 4: Carry out Independent Third-Party Audit of Due Diligence Practices in the Supply Chain

The OECD Guidance recommends an independent third-party audit of smelters and refiners in 3TG supply chains. We support a recognized and industry-wide program of third-party audits through our RMI membership. Other industry-wide efforts include those of the London Bullion Market Association (“LBMA”) and the Responsible Jewelry Council (“RJC”).
OECD Step 5: Report on Supply Chain Due Diligence

Results of Due Diligence

Based on the Working Group’s analysis of the information provided by our suppliers, we identified 335 smelters that may have been used to process the 3TG in our products. Those smelters are listed in Annex 1 hereto.
Publicly available version of our 2021 and prior year reports can be found on our website at the following link: https://www.sierrawireless.com/company/corporate-social-responsibility. We conducted due diligence and risk mitigation activities as outlined above in OECD Steps 2 and 3 with the result that there are eight non-conformant smelters and refiners on the list of legitimate smelters and refiners. As noted below, we will continue to engage with our suppliers regarding any high-risk smelters identified during our risk analysis process.

Improvement Measures

For the reporting year 2022, we will continue our due diligence and risk mitigation efforts through the following:
•Continued support of the RMAP third-party supplier audit process.
•Informing the RMAP of high-risk smelters identified as a result of our due diligence activities.
•Continued engagement with the Company’s strategic suppliers including informing suppliers of high-risk smelters identified during our risk analysis.
•Improved data collection and due diligence processes through the continued use of a third-party service provider, improved accuracy of our material and supplier lists and incorporation of lessons learned from the RCOI process.
•Continued improvement of our communication and understanding of conflict-free sourcing criteria.
•The Russian Federation smelters found to have sanctions-related risks will be included in future due diligence campaigns sent to suppliers.

Annex 1: Smelter List

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	8853 S.p.A.	Italy	CID002763
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	African Gold Refinery	Uganda	CID003185
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Alexy Metals	United States Of America	CID003500
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Aurubis AG	Germany	CID000113
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Chimet S.p.A.	Italy	CID000233

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	Chugai Mining	Japan	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	Dowa	Japan	CID000401
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Geib Refining Corporation	United States Of America	CID002459
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Gold	Industrial Refining Company	Belgium	CID002587

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	JALAN & Company	India	CID002893
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Marsam Metals	Brazil	CID002606
Gold	Materion	United States Of America	CID001113

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	MD Overseas	India	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	Metallix Refining Inc.	United States Of America	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Morris and Watson	New Zealand	CID002282
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	PAMP S.A.	Switzerland	CID001352
Gold	Pease & Curren	United States Of America	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Royal Canadian Mint	Canada	CID001534
Gold	SAAMP	France	CID002761
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Sai Refinery	India	CID002853
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529
Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	Super Dragon Technology Co., Ltd.	China	CID001810
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Gold	Sovereign Metals	India	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Torecom	Korea, Republic Of	CID001955
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Value Trading	Belgium	CID003617
Gold	WEEEREFINING	France	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	LSM Brasil S.A.	Brazil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	QuantumClean	United States Of America	CID001508

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	Telex Metals	United States Of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	KEMET Blue Metals	Mexico	CID002539
Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547
Tantalum	H.C. Starck Inc.	United States Of America	CID002548
Tantalum	H.C. Starck Ltd.	Japan	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Alpha	United States Of America	CID000292
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	Dowa	Japan	CID000402
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Tin	Soft Metais Ltda.	Brazil	CID001758
Tin	Thaisarco	Thailand	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Yunnan Tin Company Limited	China	CID002180
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Super Ligas	Brazil	CID002756
Tin	Metallo Belgium N.V.	Belgium	CID002773
Tin	Metallo Spain S.L.U.	Spain	CID002774
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	CID002834
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Tin Technology & Refining	United States Of America	CID003325
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tin	PT Masbro Alam Stania	Indonesia	CID003380

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tungsten	Global Tungsten & Powders Corp.	United States Of America	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Kennametal Fallon	United States Of America	CID000966
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Tungsten	China Molybdenum Co., Ltd.	China	CID002641
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	KGETS Co., Ltd.	Korea, Republic Of	CID003388
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	GEM Co., Ltd.	China	CID003417
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	Fujian Xinlu Tungsten	China	CID003609
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614

Annex 2: Countries of Origin

Below is an aggregated list of countries of origin, to the extent known, from which the Smelters identified in Annex 1 are believed to have sourced conflict minerals, based on data available as of April 08, 2022.

Argentina	Guatemala	Portugal
Armenia	Guinea	Russia Federation
Australia	Guyana	Rwanda
Austria	Honduras	Saudi Arabia
Azerbaijan	India	Serbia
Benin	Indonesia	Sierra Leone
Bolivia (Plurinational State of)	Ivory Coast	Singapore
Botswana	Japan	Slovakia
Brazil	Kazakhstan	Solomon Islands
Bulgaria	Kenya	South Africa
Burkina Faso	Kyrgyzstan	South Korea
Burundi	Laos	Spain
Canada	Liberia	Sudan
Chile	Madagascar	Suriname
China	Malaysia	Swaziland
Colombia	Mali	Sweden
Costa Rica	Mauritania	Taiwan
Cote d'Ivoire	Mexico	Tajikistan
Cuba	Mongolia	Tanzania
Cyprus	Montenegro	Thailand
Democratic Republic of the Congo	Morocco	Turkey
Dominican Republic	Mozambique	Uganda
Ecuador	Myanmar	United Kingdom of Great Britain and Northern Ireland
Eritrea	Namibia	United States of America
Ethiopia	New Zealand	Uruguay

Fiji	Nicaragua	Uzbekistan
Finland	Niger	Venezuela
France	Nigeria	Vietnam
French Guiana	Oman	Zambia
Georgia	Papua New Guinea	Zimbabwe
Germany	Peru
Ghana	Philippines